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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (a) Joint Registration Statement on Form S-3 (File No. 333-29671 and No. 333-29671-01) and related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (b) Joint Registration Statement on Form S-8 (File No. 333-41927 and No. 333-41927-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (c) Joint Registration Statement on Form S-3 (File No. 333-39313 and No. 333-39313-01) and related Prospectus of 1,681,793 paired shares of common stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. (formerly Patriot American Hospitality Operating Company), (d) Joint Registration Statement on Form S-4 (File No. 333-44203 and No. 333-44203-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc., (e) Joint Registration Statement on Form S-8 (File No. 333-44197 and No. 333-44197-01) of Patriot American Hospitality, Inc. and Wyndham International, Inc., and (f) Joint Registration Statement on Form S-3 (File No. 333-28085 and No. 333-28085-01) and related Prospectus of $1,000,000,000 of paired common stock and paired preferred stock of Patriot American Hospitality, Inc. and Wyndham International, Inc. of our report dated February 9, 1998, with respect to the financial statements and schedules of Patriot American Hospitality, Inc. and Wyndham International, Inc. included in this Form 10-K for the year ended December 31, 1997.



                                                 /s/ Ernst & Young LLP

Dallas, Texas
March 26, 1998